Exhibit 99.5
COLORADO INTERSTATE GAS COMPANY
IS OFFERING TO EXCHANGE
its
5.95% Senior Notes due 2015
which have been registered under the Securities Act of 1933
for all issued and outstanding
5.95% Senior Notes due 2015
To Our Clients:
      Enclosed for your consideration is a prospectus, dated                     , 2005 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Colorado Interstate Gas Company (the “Company”) to exchange an aggregate principal amount of up to $200,000,000 of its 5.95% Senior Notes due 2015 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 5.95% Senior Notes due 2015 (the “Old Notes”). The Old Notes were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of March 9, 2005, by and among the Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, BNP Paribas Securities Corp., Fortis Securities LLC, Greenwich Capital Markets, Inc. and Scotia Capital (USA) Inc. The New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights applicable to the Old Notes do not apply to the New Notes.
      These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.
      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.
      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2005, unless the Exchange Offer is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.
      Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer — Conditions of the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 P.M., New York City time, on , 2005, unless the Exchange Offer is extended.
      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER
      The undersigned acknowledge(s) receipt of your letter and the enclosed materials, referred to therein relating to the Exchange Offer made by Colorado Interstate Gas Company with respect to its Old Notes.
      This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.
      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$ of the 5.95% Senior Notes due 2015.
      With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old Notes, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered) (if any):

$ ______________________________.

☐	not to tender any Old Notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of the New Notes.
      If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.
      Dated: ______________________________ , 2005
Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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